UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2019

CNB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-13396	25-1450605
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (814) 765-9621

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CCNE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2019, CNB Financial Corporation (“CNB”), CNB Bank (“CNB Bank”) and Bank of Akron (“Akron”) entered into an Agreement and Plan of Merger (the “Agreement”), pursuant to which CNB will acquire Akron.

Under the terms of the Agreement, which has been approved by the boards of directors of each party thereto, Akron will be merged with and into CNB Bank (the “Merger”) with CNB Bank continuing as the surviving entity. Following the completion of the Merger, Akron will operate as part of CNB’s BankOnBuffalo division.

The Agreement provides that shareholders of Akron will have the right to elect to receive, for each share of Akron common stock, either (x) $215.00 in cash or (y) 6.6729 shares of CNB common stock (the “Exchange Ratio”). Elections will be subject to proration procedures whereby at least 75% of Akron shares will be exchanged for CNB common stock.

The Agreement contains customary representations and warranties of the parties. The Agreement also contains certain termination rights for both CNB and Akron, and further provides that, upon termination of the Agreement upon specified circumstances, Akron may be required to pay CNB a termination fee of $2.5 million or CNB may be required to pay Akron a termination fee of $1.25 million. Additionally, Akron may terminate the Agreement if the average closing price of CNB common stock during a specified period prior to closing is less than $25.77 and CNB’s common stock underperforms a specified peer-group index by more than 20%, unless CNB elects to make a compensating adjustment to the Exchange Ratio.

Additionally, concurrently with entering into the Agreement, CNB entered into Voting Agreements with all members of the Akron board of directors pursuant to which such shareholders agreed to vote their Akron shares in favor of the Merger.

The transaction is subject to customary closing conditions, including the receipt of approval from the shareholders of Akron and regulatory approvals, and is expected to be completed in the third quarter of 2020.

The foregoing is not a complete description of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 18, 2019, CNB issued a press release to announce the signing of the Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

CNB intends to use the investor presentation concerning the Merger furnished herewith in one or more meetings with investors and/or analysts. A copy of the investor presentation is attached hereto as Exhibit 99.2 and is being furnished herewith pursuant to Item 7.01.

The information contained in this Item 7.01, including Exhibit 99.2 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Important Additional Information and Where to Find It

In connection with the Merger, CNB will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Akron and a prospectus of CNB, as well as other relevant documents concerning the Merger. Investors and shareholders are urged to read the Registration Statement and the proxy statement/prospectus regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of Registration Statement and the proxy statement/prospectus, as well as other documents filed with the SEC that will contain important information, when they become available, may be obtained at the SEC’s website at www.sec.gov.

Copies of the Registration Statement and proxy statement/prospectus (when they become available) and the filings that will be incorporated by reference therein may be obtained, free of charge, from CNB Financial Corporation’s website at www.CNBBank.bank, or by directing a request to CNB Financial Corporation, 1 South Second Street, P.O. Box 42, Clearfield, PA 16830, or to Bank of Akron, Attention: President and Chief Executive Officer, 46 Main Street, P.O. Box 420, Akron, NY 14001.

Participants in the Solicitation

CNB, Akron and their respective directors, executive officers and certain other members of management and employees may be deemed to be “participants” in the solicitation of proxies from the shareholders of Akron in connection with the Merger. Information about the directors and executive officers of Akron and their ownership of Akron common stock, and the interests of such participants, may be obtained by reading the proxy statement/prospectus when it becomes available. Information about the directors and executive officers of CNB may be found in CNB’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 7, 2019, and in its definitive proxy statement filed with the SEC on March 13, 2019. You may obtain free copies of these documents from CNB using the contact information above.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. Readers should not place undue reliance on such forward-looking statements, which speak only as of the date made. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the Agreement in a timely manner or at all; (2) failure of the shareholders of Akron to approve the Agreement; (3) failure to obtain governmental approvals for the Merger; (4) disruptions to the parties’ businesses as a result of the announcement and pendency of the Merger; (5) costs or difficulties related to the integration of the business following the Merger; (6) the risk that the anticipated benefits, cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize; (7) changes in general business, industry or economic conditions or competition; (8) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (9) adverse changes or conditions in the capital and financial markets; (10) changes in interest rates; (11) the inability to realize expected cost savings or achieve other anticipated benefits in connection with the Merger; (12) changes in the quality or composition of our loan and investment portfolios; (13) adequacy of loan loss reserves; (14) increased competition; (15) loss of certain key officers; (16) deposit attrition; (17) rapidly changing technology; (18) unanticipated regulatory or judicial proceedings and liabilities and other costs; (19) changes in the cost of funds, demand for loan products or demand for financial services; and (20) other economic, competitive, governmental or technological factors affecting operations, markets, products, services and prices.

The foregoing list should not be construed as exhaustive, and CNB and Akron undertake no obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.

For additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements, please see filings by CNB Financial Corporation with the SEC, including CNB’s Annual Report on Form 10-K for the year ended December 31, 2018.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of December 18, 2019, by and among CNB Financial Corporation, CNB Bank and Bank of Akron.

99.1	Press Release dated December 18, 2019.

99.2	Investor presentation dated December 18, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	CNB Financial Corporation has omitted certain schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K and shall furnish supplementally to the SEC copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: December 18, 2019	By:	/s/ Tito L. Lima
Tito L. Lima
Treasurer